UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

We increased statutory reserves relating to our Closed Block Variable Annuity segment in the fourth quarter of 2011 after a comprehensive review of our assumptions relating to lapses, mortality, annuitization of income benefits and utilization of withdrawal benefits. In connection with this reserve increase, our wholly owned subsidiary Security Life of Denver International Limited (“SLDI”) entered into a contingent capital credit facility (as amended, the “Credit Agreement”) with ING Bank N.V., London Branch (“ING Bank”) and certain other financial institutions, pursuant to which ING Bank issued $1.5 billion in contingent capital letters of credit (the “CCLOC”) to support SLDI’s reinsurance obligations to ING USA Annuity and Life Insurance Company (“ING USA”), also our wholly owned subsidiary, for certain minimum guarantees included in its Closed Block Variable Annuity products.

At the time the CCLOC were issued, we were a wholly owned subsidiary of ING Groep N.V., of which ING Bank still is a wholly owned subsidiary. In connection with our initial public offering (the “IPO”), we announced our intent to complete various recapitalization activities prior to, concurrently with, or following the IPO, including the cancellation of the CCLOC.

On May 3, 2013, SLDI entered into a termination agreement (the “Termination Agreement”) with ING Bank with respect to the Credit Agreement. The Termination Agreement contemplates the termination of the CCLOC.

As described in greater detail in Amendment No. 6 to the registration statement on Form S-1 of ING U.S., Inc. (the “Company”), filed with the Securities and Exchange Commission on April 29, 2013 (the IPO Registration Statement”), termination of the Credit Agreement and the CCLOC is a significant component of the Company’s recapitalization plan in connection with the IPO. The descriptions of the Credit Agreement, the CCLOC and the Company’s recapitalization plan contained in the IPO Registration Statement under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Credit Facilities and Subsidiary Credit Support Arrangements” and “Recapitalization” are hereby incorporated by reference into this Item 1.02.

Following the completion of the actions described in the Termination Agreement, all of which are expected to occur on or before May 15, 2013, (i) the CCLOC will be cancelled, (ii) the Credit Agreement will be terminated with immediate effect and (iii) no early termination penalties will be paid.

The CCLOC have been replaced by assets in trust, which were obtained from a capital contribution by the Company to SLDI. This contributed capital was derived primarily from the proceeds from the IPO and the proceeds of extraordinary distributions (the “Extraordinary Distributions”) from several of the Company’s principal insurance subsidiaries (the “Insurance Operating Subsidiaries”). More detailed descriptions of the Extraordinary Distributions are included below in Item 8.01 of this Current Report on Form 8-K as well as the IPO Registration Statement under the captions “Recapitalization” and “Regulation—Insurance Regulation—Insurance Holding Company Regulation”. Such descriptions are incorporated by reference into this Item 1.02.

A copy of the Termination Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

On May 8, 2013, the Insurance Operating Subsidiaries paid the Extraordinary Distributions (in an aggregate amount of $1.434 billion) to the Company or to the Company’s principal subsidiary intermediate holding company, Lion Connecticut Holdings Inc., which is the direct parent of a number of the Company’s insurance subsidiaries. The

Extraordinary Distributions were paid pursuant to approvals or notices of non-objection, as the case may be, received from the Insurance Operating Companies’ respective domiciliary insurance regulators. Detailed descriptions of the Extraordinary Distributions are included in the IPO Registration Statement.

On May 8, 2013, those Insurance Operating Companies domiciled in Colorado, Iowa and Minnesota each reset, on a one-time basis, their respective negative unassigned funds account as of December 31, 2012 (as reported in their respective 2012 statutory annual statements) to zero (with an offsetting reduction in gross paid-in capital and contributed surplus). These resets were made pursuant to permitted practices in accordance with statutory accounting practices (the “Permitted Practices”) granted by their respective domiciliary insurance regulators. A detailed description of the Permitted Practices is included in the IPO Registration Statement under the caption “Regulation—Insurance Regulation—Insurance Holding Company Regulation”.

Item 9.01	Financial Statements and Exhibits

(d)

10.1	Termination Agreement, dated May 3, 2013, between Security Life of Denver International Limited and ING Bank N.V., London Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., INC. (Registrant)

By:	/s/ Harris Oliner
Name:	Harris Oliner

Title:	SVP and Corporate Secretary

Dated: May 8, 2013